UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Definitive Material Agreement.

On October 27, 2020, Pareteum Corporation (the “Company”) entered into an exchange agreement with each holder of the Company’s outstanding shares of 8% Series C Redeemable Preferred Stock (the “Series C Preferred Stock”) with whom the Company had not yet previously entered into such an agreement (each such agreement, an “Exchange Agreement”). Under each Exchange Agreement, the Company and the investor party thereto agreed that such investor will exchange all of its shares of Series C Preferred Stock for shares of the Company’s common stock (“Common Stock”), subject to the satisfaction of certain conditions, including approval by the Company’s stockholders of the issuance of Common Stock, if then required by the rules of the NASDAQ Stock Market, and the ability of the Company to issue shares of Common Stock not subject to restrictions on resale.

The number of shares of Common Stock issuable upon exchange of the Series C Preferred Stock is determined by the application of a formula in which (i) the stated value of the shares of Series C Preferred Stock being converted plus the value of any accrued and unpaid dividends plus, with respect to certain agreed upon shares of the Series C Preferred Stock, a premium of 12.5% on the stated value is divided by (ii) the conversion price of $0.70. The holders will have the option to cause the exchange to occur at any time before December 24, 2021 following the satisfaction of all conditions to the exchange set forth in the Exchange Agreement, including, if such exchange does not occur by December 31, 2020, an added condition that the average trading price of the Common Stock be at least $0.60 per share. After December 24, 2021, the Company may cause the exchange to occur or may redeem the shares for the redemption price provided for in the Certificate of Designation.

There is no material relationship between the Company or its affiliates and the purchasers other than in respect of the Exchange Agreements, except that each investor is concurrently purchasing, and is currently a holder of, shares of Series C Preferred Stock. The foregoing description is qualified in its entirety by the terms of the form of Exchange Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2020, Yves van Sante delivered notice of his resignation from the board of directors (the “Board”) of the Company. His resignation was effective immediately upon delivery of the notice on such date. Mr. van Sante did not resign because of a disagreement with the Company or the other members of the Board on any matter relating to the Company’s operations, policies, or practices.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.2	Form of Exchange Agreement between the Company and the investor named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: October 27, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer